Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51357) pertaining to the Lithonia Lighting Profit Sharing and Retirement Plan for Salaried Employees of National Service Industries, Inc. of our report dated June 25, 2001, with respect to the financial statements of the Lithonia Lighting Profit Sharing and Retirement Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

/s/ Ernst & Young LLP
Atlanta, Georgia
June 25, 2001